Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of ALE Group Holding Limited on the Amendment No. 2 to Form F-1 of our report dated September 4, 2020, with respect to our audits of the consolidated financial statements of ALE Group Holding Limited and Subsidiaries as of March 31, 2020 and 2019 and for each of years in the two year period ended March 31, 2020. We also consent to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York

September 4, 2020